UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

THE MIDDLEBY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 4, 2010, The Middleby Corporation (the “Company”) held its annual meeting of stockholders.  A total of 14,442,902 shares of common stock were present in person or by proxy, which represented approximately 77.79% of the shares entitled to vote and which constituted a quorum. The matters presented for a vote at the meeting and the related results were as follows:

1.  ELECTION OF DIRECTORS

Proposal one was the election of seven (7) directors.  The shares present were voted as follows:

Nominees	For	Against	Abstain

Selim A. Bassoul	9,686,243	4,747,800	8,859
Robert B. Lamb	13,221,118	1,218,108	3,676
Ryan Levenson	12,148,248	2,291,265	3,389
John R. Miller III	12,883,817	1,555,623	3,462
Gordon O’Brien	13,029,174	1,410,368	3,360
Philip G. Putnam	12,511,665	1,927,837	3,400
Sabin C. Streeter	13,207,391	1,232,506	3,005

Pursuant to the foregoing votes, all seven nominees listed above were elected to serve on the Company’s Board of Directors.

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal two was the ratification of Deloitte & Touche LLP as independent public accountant of the Company for the current fiscal year ending January 1, 2011.  The shares present were voted as follows:

FOR: 11,963,753	AGAINST: 2,475,005	ABSTAIN 4,144

Pursuant to the foregoing votes, the ratification of Deloitte & Touche LLP as the Company’s independent public accountant for the current fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: May 10, 2010	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer